CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fraud Protection Network, Inc.

Hallandale Beach, Florida

We hereby consent to the inclusion in this Amendment 2 to Registration Statement on Form S-1/A (File No. 333-222586) of our report dated April 16, 2018 relating to the financial statements of Fraud Protection Network, Inc. for the years ended December 31, 2017 and 2016. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida

April 30, 2018